                                                                         Exhibit

Explanation for responses:

This statement is being filed jointly by Mr. Eduardo S. Elsztain ("Elsztain"),
Consultores Assets Management S.A. ("CAM"), Consultores Venture Capital Uruguay
S.A. ("CVC Uruguay"), Agroinvestment S.A. ("Agroinvestment"), Consultores
Venture Capital Ltd. ("CVC Cayman"), Ifis Limited ("IFIS"), Inversiones
Financieras del Sur S.A. ("IFISA"), Cresud Sociedad Anonima Comercial,
Inmobiliaria, Financiera y Agropecuaria ("Cresud"), Helmir Sociedad Anonima
("Helmir"), IRSA Inversiones y Representaciones Sociedad Anonima ("IRSA"), Tyrus
S.A. ("Tyrus"), Jiwin S.A. ("Jiwin"), Efanur SA ("Efanur") and Real Estate
Strategies L.P. ("RES" and together with Elsztain, CAM, CVC Uruguay,
Agroinvestment, CVC Cayman, IFIS, IFISA, Cresud, IRSA, Tyrus, Jiwin and Efanur
the "Reporting Persons").

Mr. Elsztain is a citizen of the Republic of Argentina who serves as Chairman of the board of directors of each of the following companies, except for RES, IFIS and CVC Cayman:

(i)     IFIS, a limited liability company organized under the laws of Bermuda;
(ii)    IFISA, a stock corporation organized under the laws of the Republic of
        Uruguay;
(iii)   Cresud, a stock corporation organized under the laws of the Republic of
        Argentina;
(iv)    Helmir, a stock corporation organized under the laws of the Republic of
        Uruguay;
(v)     IRSA, a stock corporation organized under the laws of the Republic of
        Argentina;
(vi)    CAM, a limited liability company organized under the laws of Argentina;
(vii)   CVC Cayman, a limited liability company organized under the laws of
        Cayman Island;
(viii)  CVC Uruguay, a limited liability company organized under the laws of the
        Republic of Uruguay;
(ix)    Agroinvestment, a stock corporation organized under the laws of the
        Republic of Uruguay;
(x)     Tyrus, a stock corporation organized under the laws of the Republic of
        Uruguay;
(xi)    Jiwin, a stock corporation organized under the laws of the Republic of
        Uruguay, who serves as general partner of Real Estate Strategies L.P.;
(xii)   Efanur, a stock corporation organized under the laws of the Republic of
        Uruguay, who is the major limited partner of RES;
(xiii)  RES, a limited partnership organized under the laws of Bermuda.

Elsztain's principal offices are located at Bolivar 108, 1st floor, Buenos
Aires, Argentina; IFIS' principal offices are located at Mintflower Place 4th floor, 8 Par-La-Ville Road Hamilton HM 08 Bermuda; IFISA's principal offices are located at Ruta 8, 17,500, Edificio @1 Local 106, CP 91609, Montevideo, Republic
of Uruguay; Cresud's principal offices are located at Moreno 877, 23rd Floor,
(C1091AAQ) Ciudad Autonoma de Buenos Aires, Argentina; IRSA's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina; CAM's principal offices are located at Bolivar 108, 1st floor, Buenos Aires, Argentina; CVC
Cayman's principal offices are located at 89 Nexus Way, 2nd floor Camana Bay,
P.O. Box 31106, SMB, Grand Cayman, KY1-1205, Cayman Islands; CVC Uruguay's
principal offices are located at Ruta 8, 17,500, Edificio @1 Local 106, CP 91609
Montevideo, of the Republic of Uruguay; Agroinvestment's principal offices are located at Zabala 1422, 2nd floor, Montevideo, Republic of Uruguay; Tyrus'
principal offices are located at Colonia 810, Of. 403, CP 11000, Montevideo,
Republic of Uruguay, Jiwin's principal offices are located at Colonia 810, Of.
403, CP 11000, Montevideo, Republic of Uruguay, Efanur's principal offices are located at Rincon 468 7 floor, Montevideo, 11.000 Republic of Uruguay and RES principal offices are located at Clarendon House 2 Church Street, Hamilton HM
CX, Bermuda.

The reported securities may be deemed to be indirectly beneficially owned by the list of entities described on the previous paragraphs except for RES whose direct beneficial ownership is listed below. The Reporting Persons disclaim beneficial ownership of the reported securities except to the extent of their pecuniary interest therein, and this report shall not be deemed an admission that such Reporting Persons are the beneficial owners of the securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

As of March 16, 2016:

(i)     Elsztain is the Chairman of the Board of Directors of IFISA, Cresud,
        CAM, CVC Uruguay, Agroinvestment, IRSA, Efanur, Jiwin and Tyrus, except for RES, a company in which Jiwin (a company wholly owned by IRSA) is the General Partner
(ii)    Elsztain is the beneficial owner of 52.9% of IFIS by virtue of his indirect holdings in IFIS and powers of attorney granted to him.
        Elsztain also owns 85.0 of CAM which owns 0.0001% of Cresud and 100% of
        CVC Uruguay which in turn owns 0.0002% of Cresud's shares and 100% of
        CVC Cayman. None of these companies directly own Common Stock of Condor
        Hospitality Trust, Inc. ("CDOR"). Elsztain also directly owns 0.0002% of
        IRSA's outstanding stock and 0.0001% of Cresud's shares;
(iii)   CVC Cayman serves as the Investment Manager of IFIS;
(iv)    IFIS is the direct owner of 100% of the common stock of IFISA;
(v)     IFISA directly owns 35.83% of Cresud's shares. IFISA does not directly own CDOR's Common Stock;
(vi)    Cresud directly owns 62.99% of IRSA's common shares and 100% of Helmir.
        Cresud does not directly own CDOR's Common Stock;
(vii)   Helmir directly owns 0.39% of IRSA's common shares. Helmir does not directly own Common Stock;
(viii)  IRSA owns 100% of Tyrus'. IRSA does not directly own CDOR's Common
        Stock;
(ix)    Tyrus owns 100% of the capital stock of Jiwin. Tyrus does not directly own CDOR's Common Stock;
(x)     Jiwin serves as general Partner of RES; Jiwin does not directly own
        CDOR's Common Stock;
(xi)    Efanur is the major limited Partner of RES. Efanur owns directly 312,500 of CDOR's Common Stock; RES owns 949,223 Shares of Common Stock of
        Condor and 3,245,156 shares of Series D Stock convertible into
        20,282,225 shares of Common Stock and a Note convertible for Series D
        Stock (which is convertible for up to 632,249 shares of Common Stock), subject to the 49% limitation. Also, RES owns 3,750,000 warrants of
        Condor, with no voting rights, exercisable into 3,750,000 Common Stock of Condor, subject to a 34% voting rights limitation.